SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): April 9, 2007

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu Harbin Kai Fa Qu, Harbin, China	150060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  86-451-86116757

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “the Registrant believes,” “management believes” and similar words or phrases. The forward-looking statements are based on the Registrant’s current expectations and are subject to certain risks, uncertainties and assumptions. The Registrant’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Registrant on the date hereof, and the Registrant assumes no obligation to update any such forward-looking statements.

Item 8.01 Other Events.

On April 9, 2007, Harbin Electric, Inc (the “Company”) entered into a Letter Agreement (the “Letter Agreement”) with Shelton Technology, LLC (“Shelton”), Shaotang Chen (“Dr Chen”) and Xiaogang Luo (“Dr Luo”) whereby the Company and Shelton agreed to work together through the Company’s newly formed, indirect wholly-owned subsidiary, Advanced Automation Group, LLC (“AAG”) to design, develop and manufacture custom industrial automation controllers. The initial term of this arrangement shall run from April 9, 2007 until August 30, 2008. Pursuant to the terms of the Letter Agreement, during the initial term of this arrangement, Shelton shall be entitled to receive 49% of the profits earned by AAG. The joint cooperation between Harbin and Shelton in this business line may be extended, at the option of the Company, beyond the expiration of the initial term of the arrangement on the terms and subject to the conditions described in the Letter Agreement.

Pursuant to the terms of the Letter Agreement, the Company has agreed to contribute to AAG up to $3,000,000 in separate installments ($1,200,000 by April 19, 2007, $800.000 by May 1, 2008 and $1,000,000 by March 31, 2009). Pursuant to the terms of the Letter Agreement, Shelton has assigned to AAG, all of its existing customer accounts. In addition, concurrently with its execution and delivery of the Letter Agreement, Shelton granted to AAG an exclusive, royalty-free worldwide license to its technology and intellectual property related to precision servo motor controllers for industrial automation, including research and development, design, manufacturing and testing. This license was granted to AAG pursuant to a License Agreement dated as of April 9, 2007 by and among Shelton, AAG, Dr Chen and Dr Luo (the “License Agreement”).

In connection with the execution and delivery of the Letter Agreement, AAG entered into separate Employment Agreements with Dr Chen and Dr Luo. Pursuant to the terms of Dr Chen’s Employment Agreement, Dr Chen has agreed to serve as Research and Development Director of AAG. Pursuant to the terms of Dr Luo’s Employment Agreement, Dr Luo has agreed to serve as Chief Engineer of AAG.

Copies of the Letter Agreement, the License Agreement and the Employment Agreements have been filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4. The descriptions of the Letter Agreement, the License Agreement and the Employment Agreements set forth above are qualified in their entirety by reference to the full text of Exhibits 10.1, 10.2, 10.3 and 10.4 filed herewith. A copy of the Company’s press release dated April 13, 2007 announcing the formation of AAG and the arrangement with Shelton described above has been filed herewith as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Letter Agreement dated April 9, 2007 by and among Harbin Electric, Inc, Shelton Technology LLC, Shaotang Chen and Xioagang Luo

10.2	License Agreement dated as of April 9, 2007 by and among Advanced Automation Group. LLC, Shelton Technology, LLC, Shaotang Chen and Xiaogang Luo

10.3	Employment Agreement dated April 9, 2007 by and between Advanced Automation Group, LLC and Shaotang Chen

10.4	Employment Agreement dated April 9, 2007 by and between Advanced Automation Group, LLC and Xiaogang Luo.

99.1	Press Release dated April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.

By:	/s/ Tianfu Yang
Name: Tianfu Yang
Title: Chairman and Chief Executive Officer

Dated: April 12, 2007